Exhibit 99.1

Contact:	Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS THIRD QUARTER FINANCIAL RESULTS

Atlantic Union Bankshares investor call today, Monday, October 21, 2024 at 9:00 a.m. (EDT)

Richmond, Va., October 21, 2024 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $73.4 million and basic and diluted earnings per common share of $0.82 for the third quarter of 2024 and adjusted operating earnings available to common shareholders(1) of $74.5 million and adjusted diluted operating earnings per common share(1) of $0.83 for the third quarter of 2024.

“Atlantic Union delivered solid financial results in the quarter and the enhanced earnings power we envisioned as a result of the American National Bankshares acquisition is now evident,” said John C. Asbury, president and chief executive officer of Atlantic Union. “During the quarter, we completed the integration work associated with American National Bank and added to our teams in our North Carolina markets which we believe offer long term growth and expansion opportunities. October marks the 8-year anniversary of my having joined the Company, and the transformation we have achieved during this time is exactly what we said we’d do at the outset. This would not have been possible without the dedication of our Teammates and support of our customers. We remain excited about what the future holds for Atlantic Union.

“Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth, and building long-term value for our shareholders.”

NET INTEREST INCOME

For the third quarter of 2024, net interest income was $182.9 million, a decrease of $1.6 million from $184.5 million in the second quarter of 2024. Net interest income - fully taxable equivalent (“FTE”)(1)  was $186.8 million in the third quarter of 2024, a decrease of $1.5 million from $188.3 million in the second quarter of 2024. The decreases from the prior quarter in both net interest income and net interest income (FTE)(1) were primarily the result of increased interest expense due to the $111.3 million increase in average interest bearing liabilities and lower net accretion income and investment securities interest income, partially offset by increased interest income due to the $165.4 million increase in average loans held for investment (“LHFI”). For the third quarter of 2024, both the Company’s net interest margin and the net interest margin (FTE)(1) decreased 8 basis points compared to the prior quarter to 3.31% and to 3.38%, respectively, primarily due to higher cost of funds and lower yields on earning assets. Earning asset yields for the third quarter of 2024 decreased 2 basis points to 5.94% compared to the second quarter of 2024, primarily due to lower yields on securities and lower loan accretion income, partially offset by growth in average LHFI. Cost of funds increased from the prior quarter by 6 basis points to 2.56% for the third quarter of 2024, due primarily to average deposit growth in higher yielding deposit products, partially offset by lower borrowing costs.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting declined by $1.6 million to $12.7 million for the quarter ended September 30, 2024, compared to $14.3 million for the quarter ended June 30, 2024. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended June 30, 2024	$15,660	$(1,035)	$(285)	$14,340
For the quarter ended September 30, 2024	13,926	(913)	(288)	12,725

ASSET QUALITY

Overview

At September 30, 2024, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.20%, consistent with the prior quarter and included nonaccrual loans of $36.8 million. Accruing past due loans as a percentage of total LHFI totaled 30 basis points at September 30, 2024, an increase of 8 basis points from June 30, 2024, and an increase of 3 basis points from September 30, 2023. Net charge-offs were 0.01% of total average LHFI (annualized) for the third quarter of 2024, a decrease of 3 basis points from June 30, 2024, and consistent with September 30, 2023. The allowance for credit losses (“ACL”) totaled $177.6 million at September 30, 2024, a $1.9 million increase from the prior quarter.

Nonperforming Assets

At September 30, 2024, NPAs totaled $37.3 million, compared to $36.1 million in the prior quarter. The following table shows a summary of NPA balances at the quarters ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Nonaccrual loans	$36,847	$35,913	$36,389	$36,860	$28,626
Foreclosed properties	404	230	29	29	149
Total nonperforming assets	$37,251	$36,143	$36,418	$36,889	$28,775

The following table shows the activity in nonaccrual loans for the quarters ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Beginning Balance	$35,913	$36,389	$36,860	$28,626	$29,105
Net customer payments	(2,219)	(6,293)	(1,583)	(2,198)	(1,947)
Additions	5,347	6,831	5,047	10,604	1,651
Charge-offs	(542)	(759)	(3,935)	(172)	(64)
Loans returning to accruing status	(1,478)	(54)	—	—	(119)
Transfers to foreclosed property	(174)	(201)	—	—	—
Ending Balance	$36,847	$35,913	$36,389	$36,860	$28,626

Past Due Loans

At September 30, 2024, past due loans still accruing interest totaled $55.2 million or 0.30% of total LHFI, compared to $40.2 million or 0.22% of total LHFI at June 30, 2024, and $40.6 million or 0.27% of total LHFI at September 30, 2023. The increase in past due loan levels at September 30, 2024 from June 30, 2024 was primarily within the 60-89 days past due category and driven by increases in past due relationships within the Commercial Real Estate (“CRE”) non-owner occupied, CRE owner occupied, and residential 1-4 family consumer as well as increases in Commercial and Industrial (“C&I”) past due relationships within the 30-59 days past due category. Of the total past due loans still accruing interest, $15.2 million or 0.08% of total LHFI were past due 90 days or more at September 30, 2024, compared to $15.6 million or 0.09% of total LHFI at June 30, 2024, and $11.9 million or 0.08% of total LHFI at September 30, 2023.

Allowance for Credit Losses

At September 30, 2024, the ACL was $177.6 million and included an allowance for loan and lease losses (“ALLL”) of $160.7 million and a reserve for unfunded commitments (“RUC”) of $16.9 million. The ACL at September 30, 2024 increased $1.9 million from June 30, 2024, primarily due to the impact of continued uncertainty in the economic outlook on certain portfolios.

The ACL as a percentage of total LHFI was 0.97% at September 30, 2024, compared to 0.96% at June 30, 2024. The ALLL as a percentage of total LHFI was 0.88% at September 30, 2024, compared to 0.86% at June 30, 2024.

Net Charge-offs

Net charge-offs were $0.7 million or 0.01% of total average LHFI on an annualized basis for the third quarter of 2024, compared to $1.7 million or 0.04% (annualized) for the second quarter of 2024, and $0.3 million or 0.01% (annualized) for the third quarter of 2023.

Provision for Credit Losses

For the third quarter of 2024, the Company recorded a provision for credit losses of $2.6 million, compared to $21.8 million in the prior quarter, and $5.0 million in the third quarter of 2023. Included in the provision for credit losses for the second quarter of 2024 was $13.2 million initial provision expense on non-purchased credit deteriorated loans and $1.4 million on unfunded commitments, each acquired from American National Bankshares Inc. (“American National”).

NONINTEREST INCOME

Noninterest income increased $10.5 million to $34.3 million for the third quarter of 2024 from $23.8 million in the prior quarter, primarily driven by $6.5 million of pre-tax losses incurred in the prior quarter on the sale of available for sale (“AFS”) securities as part of the Company’s restructuring of the American National securities portfolio.

Adjusted operating noninterest income,(1) which excludes losses and gains on sale of AFS securities (pre-tax gains of $4,000 in the third quarter and pre-tax losses of $6.5 million in the second quarter), increased $4.0 million to $34.3 million for the third quarter from $30.3 million for the prior quarter, primarily driven by a $1.9 million increase in other operating income due to an increase in equity method investment income, a $1.2 million increase in bank owned life insurance income primarily driven by death benefits received in the third quarter, and a $706,000 seasonal increase in service charges on deposit accounts.

NONINTEREST EXPENSE

Noninterest expense decreased $27.4 million to $122.6 million for the third quarter of 2024 from $150.0 million in the prior quarter, primarily driven by a $28.4 million decrease in pre-tax merger-related expenses associated with the American National acquisition.

Adjusted operating noninterest expense,(1) which excludes merger-related costs ($1.4 million in the third quarter and $29.8 million in the second quarter) and amortization of intangible assets ($5.8 million in the third quarter and $6.0 million in the second quarter), increased $1.2 million to $115.4 million for the third quarter from $114.2 million in the prior quarter, primarily driven by a $923,000 increase in salaries and benefits due to increases in variable incentive compensation expenses and full-time equivalent employees, as well as a $607,000 increase in Federal Deposit Insurance Corporation (“FDIC”) assessment premiums and other insurance driven by an increase in our assessment base as a result of the American National acquisition. These increases were partially offset by a $537,000 decrease in technology and data processing expense.

INCOME TAXES

The Company’s effective tax rate for the three months ended September 30, 2024 and 2023 was 17.0% and 17.6%, respectively, and the effective tax rate for the nine months ended September 30, 2024 and 2023 was 19.7% and 16.3%. respectively. The increase in the effective tax rate for the nine months ended September 30, 2024 was primarily due to a $4.8 million valuation allowance established during the second quarter of 2024, which resulted in a 250 basis points increase in the effective tax rate.

BALANCE SHEET

At September 30, 2024, total assets were $24.8 billion, an increase of $42.3 million or approximately 0.7% (annualized) from June 30, 2024 and $4.1 billion or approximately 19.6% from September 30, 2023. Total assets increased from the prior quarter due to an increase in cash and cash equivalents primarily due to deposit growth, as well as an increase in the investment securities portfolio due to an increase in the market value of the AFS securities portfolio, partially offset by a decrease in other assets driven by decreases in deferred income taxes associated with other comprehensive income fair value changes related to AFS securities and derivatives in the current quarter. The increase in total assets from the prior year was due to growth in LHFI and the AFS securities portfolio, primarily due to the American National acquisition.

As a result of the American National acquisition, the Company’s associated goodwill at September 30, 2024 totaled $287.5 million. During the quarter ended September 30, 2024, the Company adjusted the allocation of the purchase price for certain provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date. The measurement period adjustments recorded in this quarter relate to deferred taxes, the fair values of long-term borrowings, and foreclosed properties, which resulted in a $5.2 million increase in the preliminary goodwill recognized during the second quarter of 2024.

At September 30, 2024, LHFI totaled $18.3 billion, a decrease of $9.9 million or 0.2% (annualized) from June 30, 2024, and an increase of $3.1 billion or 20.0% from September 30, 2023. LHFI decreased from the prior quarter primarily due to decreases in the commercial and industrial loan portfolio as a result of loan paydowns and lower revolving credit usage, partially offset by increases in the construction and land development loan portfolio as construction projects continued to fund up. The increase from the same period in the prior year was primarily due to the American National acquisition. Quarterly average LHFI totaled $18.3 billion, an increase of $165.4 million or 3.6% (annualized) from the prior quarter, and an increase of $3.5 billion or 23.8% (annualized) from September 30, 2023. Quarterly average LHFI increased from the prior quarter primarily due to an increase in the CRE owner occupied, multifamily real estate, and construction and land development loan portfolios, partially offset by a decrease in the CRE non-owner occupied loan portfolio. The increase from the same period in the prior year was primarily due to the American National acquisition, as well as loan growth.

At September 30, 2024, total investments were $3.5 billion, an increase of $41.7 million or 4.7% (annualized) from June 30, 2024, and an increase of $500.2 million or 16.5% from September 30, 2023. The increase compared to the prior quarter was primarily due to the increase in the market value of the AFS securities portfolio, and the increase compared to the same period in the prior year was primarily due to the American National acquisition. AFS securities totaled $2.6 billion at both September 30, 2024 and June 30, 2024 and increased from $2.1 billion at September 30, 2023. Total net unrealized losses on the AFS securities portfolio were $334.5 million at September 30, 2024, compared to $420.7 million at June 30, 2024, and $523.1 million at September 30, 2023. Held to maturity securities are carried at cost and totaled $807.1 million at September 30, 2024, $810.5 million at June 30, 2024, and $843.3 million at September 30, 2023 and had net unrealized losses of $30.3 million at September 30, 2024, $44.0 million at June 30, 2024, and $81.2 million at September 30, 2023.

At September 30, 2024, total deposits were $20.3 billion, an increase of $304.4 million or 6.1% (annualized) from the prior quarter. Average deposits at September 30, 2024 increased from the prior quarter by $140.5 million or 2.8% (annualized). Total deposits at September 30, 2024 increased $3.5 billion or 21.0% from September 30, 2023, and quarterly average deposits at September 30, 2024 increased $3.4 billion or 20.1% from the same period in the prior year. The increase in deposit balances from the prior quarter are primarily due to increases in interest bearing customer deposits and brokered deposits of $325.6 million and $83.2 million, respectively, partially offset by decreases of $104.4 million in demand deposits. The increase from the same period in the prior year is primarily related to the addition of the American National acquired deposits, as well as an increase of $901.5 million in brokered deposits.

At September 30, 2024, total borrowings were $852.2 million, a decrease of $354.6 million from June 30, 2024 and a decrease of $168.5 million from September 30, 2023. At September 30, 2024 average borrowings were $855.3 million, a decrease of $188.0 million from June 30, 2024, and a decrease of $49.9 million from September 30, 2023. The decreases in average borrowings from the prior quarter and the same period in the prior year were primarily due to paydowns of short-term borrowings due to deposit growth.

The following table shows the Company’s capital ratios at the quarters ended:

	September 30,	June 30,	September 30,
	2024	2024	2023
Common equity Tier 1 capital ratio (2)	9.77%	9.47%	9.94%
Tier 1 capital ratio (2)	10.57%	10.26%	10.88%
Total capital ratio (2)	13.33%	12.99%	13.70%
Leverage ratio (Tier 1 capital to average assets) (2)	9.27%	9.05%	9.62%
Common equity to total assets	12.16%	11.62%	10.72%
Tangible common equity to tangible assets (1)	7.29%	6.71%	6.45%

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at September 30, 2024 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

During the third quarter of 2024, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the second quarter of 2024 and the third quarter of 2023. During the third quarter of 2024, the Company also declared and paid cash dividends of $0.32 per common share, consistent with the second quarter of 2024 and a $0.02 increase or approximately 6.7% from the third quarter of 2023.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank had 129 branches and approximately 150 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of September 30, 2024. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

THIRD QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Monday, October 21, 2024, during which management will review our financial results for the third quarter 2024 and provide an update on our recent activities. This call has been rescheduled from the previously announced date and time.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/6q92at5j.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BI352e42e841fa454e85cc98ae24ac2697. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended September 30, 2024, we have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in its analysis of our performance. Our management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding our future ability to recognize the benefits of certain tax assets, our business, financial and operating results, including our deposit base and funding, the impact of future economic conditions, changes in economic conditions, our asset quality, our customer relationships, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
•	inflation and its impacts on economic growth and customer and client behavior;
•	adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;
•	the sufficiency of liquidity and changes in our capital positions;
•	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
•	the American National acquisition, including the impact of purchase accounting, any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks, and the possibility that the anticipated benefits are not realized when expected or at all;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the American National acquisition;
•	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
•	the quality or composition of our loan or investment portfolios and changes therein;
•	demand for loan products and financial services in our market areas;
•	our ability to manage our growth or implement our growth strategy;

•	the effectiveness of expense reduction plans;
•	the introduction of new lines of business or new products and services;
•	our ability to recruit and retain key employees;
•	real estate values in our lending area;
•	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
•	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;
•	concentrations of loans secured by real estate, particularly commercial real estate;
•	the effectiveness of our credit processes and management of our credit risk;
•	our ability to compete in the market for financial services and increased competition from fintech companies;
•	technological risks and developments, and cyber threats, attacks, or events;
•	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
•	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
•	performance by our counterparties or vendors;
•	deposit flows;
•	the availability of financing and the terms thereof;
•	the level of prepayments on loans and mortgage-backed securities;
•	the effects of legislative or regulatory changes and requirements, including changes in federal, state or local tax laws;
•	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
•	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
•	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2023 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/24	6/30/24	9/30/23	9/30/24	9/30/23
Results of Operations
Interest and dividend income	$324,528	$320,888	$247,159	$908,330	$694,952
Interest expense	141,596	136,354	95,218	393,040	237,483
Net interest income	182,932	184,534	151,941	515,290	457,469
Provision for credit losses	2,603	21,751	4,991	32,592	22,911
Net interest income after provision for credit losses	180,329	162,783	146,950	482,698	434,558
Noninterest income	34,286	23,812	27,094	83,651	60,918
Noninterest expenses	122,582	150,005	108,508	377,859	322,442
Income before income taxes	92,033	36,590	65,536	188,490	173,034
Income tax expense	15,618	11,429	11,519	37,144	28,123
Net income	76,415	25,161	54,017	151,346	144,911
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$73,448	$22,194	$51,050	$142,445	$136,010

Interest earned on earning assets (FTE) (1)	$328,427	$324,702	$250,903	$919,766	$706,150
Net interest income (FTE) (1)	186,831	188,348	155,685	526,726	468,667
Total revenue (FTE) (1)	221,117	212,160	182,779	610,377	529,585
Pre-tax pre-provision adjusted operating earnings (7)	95,985	94,635	81,086	261,437	228,837

Key Ratios
Earnings per common share, diluted	$0.82	$0.25	$0.68	$1.68	$1.81
Return on average assets (ROA)	1.24%	0.41%	1.04%	0.86%	0.95%
Return on average equity (ROE)	9.77%	3.35%	8.76%	6.97%	7.93%
Return on average tangible common equity (ROTCE) (2) (3)	18.89%	6.99%	15.71%	13.20%	14.22%
Efficiency ratio	56.43%	72.00%	60.61%	63.09%	62.20%
Efficiency ratio (FTE) (1)	55.44%	70.70%	59.37%	61.91%	60.89%
Net interest margin	3.31%	3.39%	3.27%	3.28%	3.35%
Net interest margin (FTE) (1)	3.38%	3.46%	3.35%	3.35%	3.43%
Yields on earning assets (FTE) (1)	5.94%	5.96%	5.39%	5.85%	5.17%
Cost of interest-bearing liabilities	3.40%	3.33%	2.80%	3.32%	2.42%
Cost of deposits	2.57%	2.46%	1.97%	2.48%	1.63%
Cost of funds	2.56%	2.50%	2.04%	2.50%	1.74%

Operating Measures (4)
Adjusted operating earnings	$77,497	$59,319	$62,749	$188,811	$171,286
Adjusted operating earnings available to common shareholders	74,530	56,352	59,782	179,910	162,385
Adjusted operating earnings per common share, diluted	$0.83	$0.63	$0.80	$2.12	$2.17
Adjusted operating ROA	1.25%	0.97%	1.21%	1.07%	1.12%
Adjusted operating ROE	9.91%	7.90%	10.17%	8.69%	9.37%
Adjusted operating ROTCE (2) (3)	19.15%	15.85%	18.31%	16.43%	16.88%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.20%	52.24%	52.36%	53.55%	54.55%

Per Share Data
Earnings per common share, basic	$0.82	$0.25	$0.68	$1.68	$1.81
Earnings per common share, diluted	0.82	0.25	0.68	1.68	1.81
Cash dividends paid per common share	0.32	0.32	0.30	0.96	0.90
Market value per share	37.67	32.85	28.78	37.67	28.78
Book value per common share	33.85	32.30	29.82	33.85	29.82
Tangible book value per common share (2)	19.23	17.67	17.12	19.23	17.12
Price to earnings ratio, diluted	11.57	33.03	10.65	16.81	11.86
Price to book value per common share ratio	1.11	1.02	0.97	1.11	0.97
Price to tangible book value per common share ratio (2)	1.96	1.86	1.68	1.96	1.68
Weighted average common shares outstanding, basic	89,780,531	89,768,466	74,999,128	84,933,126	74,942,851
Weighted average common shares outstanding, diluted	89,780,531	89,768,466	74,999,128	84,933,213	74,943,999
Common shares outstanding at end of period	89,774,392	89,769,734	74,997,132	89,774,392	74,997,132

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/24	6/30/24	9/30/23	9/30/24	9/30/23
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.77%	9.47%	9.94%	9.77%	9.94%
Tier 1 capital ratio (5)	10.57%	10.26%	10.88%	10.57%	10.88%
Total capital ratio (5)	13.33%	12.99%	13.70%	13.33%	13.70%
Leverage ratio (Tier 1 capital to average assets) (5)	9.27%	9.05%	9.62%	9.27%	9.62%
Common equity to total assets	12.16%	11.62%	10.72%	12.16%	10.72%
Tangible common equity to tangible assets (2)	7.29%	6.71%	6.45%	7.29%	6.45%

Financial Condition
Assets	$24,803,723	$24,761,413	$20,736,236	$24,803,723	$20,736,236
LHFI (net of deferred fees and costs)	18,337,299	18,347,190	15,283,620	18,337,299	15,283,620
Securities	3,533,143	3,491,481	3,032,982	3,533,143	3,032,982
Earning Assets	22,180,501	22,067,549	18,491,561	22,180,501	18,491,561
Goodwill	1,212,710	1,207,484	925,211	1,212,710	925,211
Amortizable intangibles, net	90,176	95,980	21,277	90,176	21,277
Deposits	20,305,287	20,000,877	16,786,505	20,305,287	16,786,505
Borrowings	852,164	1,206,734	1,020,669	852,164	1,020,669
Stockholders' equity	3,182,416	3,043,686	2,388,801	3,182,416	2,388,801
Tangible common equity (2)	1,713,173	1,573,865	1,275,956	1,713,173	1,275,956

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,588,531	$1,454,545	$1,132,940	$1,588,531	$1,132,940
Commercial real estate - owner occupied	2,401,807	2,397,700	1,975,281	2,401,807	1,975,281
Commercial real estate - non-owner occupied	4,885,785	4,906,285	4,148,218	4,885,785	4,148,218
Multifamily real estate	1,357,730	1,353,024	947,153	1,357,730	947,153
Commercial & Industrial	3,799,872	3,944,723	3,432,319	3,799,872	3,432,319
Residential 1-4 Family - Commercial	729,315	737,687	517,034	729,315	517,034
Residential 1-4 Family - Consumer	1,281,914	1,251,033	1,057,294	1,281,914	1,057,294
Residential 1-4 Family - Revolving	738,665	718,491	599,282	738,665	599,282
Auto	354,570	396,776	534,361	354,570	534,361
Consumer	109,522	115,541	126,151	109,522	126,151
Other Commercial	1,089,588	1,071,385	813,587	1,089,588	813,587
Total LHFI	$18,337,299	$18,347,190	$15,283,620	$18,337,299	$15,283,620

Deposits
Interest checking accounts	$5,208,794	$5,044,503	$5,055,464	$5,208,794	$5,055,464
Money market accounts	4,250,763	4,330,928	3,472,953	4,250,763	3,472,953
Savings accounts	1,037,229	1,056,474	950,363	1,037,229	950,363
Customer time deposits of $250,000 and over	1,160,262	1,015,032	634,950	1,160,262	634,950
Other customer time deposits	2,807,077	2,691,600	2,011,106	2,807,077	2,011,106
Time deposits	3,967,339	3,706,632	2,646,056	3,967,339	2,646,056
Total interest-bearing customer deposits	14,464,125	14,138,537	12,124,836	14,464,125	12,124,836
Brokered deposits	1,418,253	1,335,092	516,720	1,418,253	516,720
Total interest-bearing deposits	$15,882,378	$15,473,629	$12,641,556	$15,882,378	$12,641,556
Demand deposits	4,422,909	4,527,248	4,144,949	4,422,909	4,144,949
Total deposits	$20,305,287	$20,000,877	$16,786,505	$20,305,287	$16,786,505

Averages
Assets	$24,613,518	$24,620,198	$20,596,189	$23,489,608	$20,397,518
LHFI (net of deferred fees and costs)	18,320,122	18,154,673	15,139,761	17,405,814	14,799,520
Loans held for sale	13,485	12,392	10,649	11,680	10,330
Securities	3,501,879	3,476,890	3,101,658	3,377,896	3,247,287
Earning assets	21,983,946	21,925,128	18,462,505	21,003,082	18,264,957
Deposits	20,174,158	20,033,678	16,795,611	19,122,193	16,499,045
Time deposits	4,758,039	4,243,344	2,914,004	4,155,713	2,571,114
Interest-bearing deposits	15,736,797	15,437,549	12,576,776	14,832,042	12,071,006
Borrowings	855,306	1,043,297	905,170	970,046	1,032,067
Interest-bearing liabilities	16,592,103	16,480,846	13,481,946	15,802,088	13,103,073
Stockholders' equity	3,112,509	3,021,929	2,446,902	2,901,666	2,443,833
Tangible common equity (2)	1,643,562	1,549,876	1,332,993	1,550,978	1,328,385

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/24	6/30/24	9/30/23	9/30/24	9/30/23
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$158,131	$136,190	$120,683	$132,182	$110,768
Add: Recoveries	2,053	1,348	1,335	4,378	3,537
Less: Charge-offs	2,719	3,088	1,629	11,701	9,957
Add: Initial Allowance - PCD American National loans	—	3,896	—	3,896	—
Add: Initial Provision - Non-PCD American National loans	—	13,229	—	13,229	—
Add: Provision for loan losses	3,220	6,556	5,238	18,701	21,279
Ending balance, ALLL	$160,685	$158,131	$125,627	$160,685	$125,627

Beginning balance, Reserve for unfunded commitment (RUC)	$17,557	$15,582	$15,548	$16,269	$13,675
Add: Initial Provision - RUC American National loans	—	1,353	—	1,353	—
Add: Provision for unfunded commitments	(614)	622	(246)	(679)	1,627
Ending balance, RUC	$16,943	$17,557	$15,302	$16,943	$15,302
Total ACL	$177,628	$175,688	$140,929	$177,628	$140,929

ACL / total LHFI	0.97%	0.96%	0.92%	0.97%	0.92%
ALLL / total LHFI	0.88%	0.86%	0.82%	0.88%	0.82%
Net charge-offs / total average LHFI (annualized)	0.01%	0.04%	0.01%	0.06%	0.06%
Provision for loan losses/ total average LHFI (annualized)	0.07%	0.44%	0.14%	0.25%	0.19%

Nonperforming Assets
Construction and land development	$1,945	$1,144	$355	$1,945	$355
Commercial real estate - owner occupied	4,781	4,651	3,882	4,781	3,882
Commercial real estate - non-owner occupied	9,919	10,741	5,999	9,919	5,999
Multifamily real estate	—	1	—	—	—
Commercial & Industrial	3,048	3,408	2,256	3,048	2,256
Residential 1-4 Family - Commercial	1,727	1,783	1,833	1,727	1,833
Residential 1-4 Family - Consumer	11,925	10,799	10,368	11,925	10,368
Residential 1-4 Family - Revolving	2,960	3,028	3,572	2,960	3,572
Auto	532	354	361	532	361
Consumer	10	4	—	10	—
Nonaccrual loans	$36,847	$35,913	$28,626	$36,847	$28,626
Foreclosed property	404	230	149	404	149
Total nonperforming assets (NPAs)	$37,251	$36,143	$28,775	$37,251	$28,775
Construction and land development	$82	$764	$25	$82	$25
Commercial real estate - owner occupied	1,239	1,047	2,395	1,239	2,395
Commercial real estate - non-owner occupied	1,390	1,309	2,835	1,390	2,835
Multifamily real estate	53	141	—	53	—
Commercial & Industrial	862	684	792	862	792
Residential 1-4 Family - Commercial	801	678	817	801	817
Residential 1-4 Family - Consumer	1,890	1,645	3,632	1,890	3,632
Residential 1-4 Family - Revolving	1,186	1,449	1,034	1,186	1,034
Auto	401	263	229	401	229
Consumer	143	176	97	143	97
Other Commercial	7,127	7,464	15	7,127	15
LHFI ≥ 90 days and still accruing	$15,174	$15,620	$11,871	$15,174	$11,871
Total NPAs and LHFI ≥ 90 days	$52,425	$51,763	$40,646	$52,425	$40,646
NPAs / total LHFI	0.20%	0.20%	0.19%	0.20%	0.19%
NPAs / total assets	0.15%	0.15%	0.14%	0.15%	0.14%
ALLL / nonaccrual loans	436.09%	440.32%	438.86%	436.09%	438.86%
ALLL/ nonperforming assets	431.36%	437.51%	436.58%	431.36%	436.58%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/24	6/30/24	9/30/23	9/30/24	9/30/23
Past Due Detail
Construction and land development	$1,559	$1,689	$—	$1,559	$—
Commercial real estate - owner occupied	2,291	3,450	3,501	2,291	3,501
Commercial real estate - non-owner occupied	1,085	1,316	4,573	1,085	4,573
Multifamily real estate	821	1,694	—	821	—
Commercial & Industrial	5,876	2,154	3,049	5,876	3,049
Residential 1-4 Family - Commercial	656	873	744	656	744
Residential 1-4 Family - Consumer	471	1,331	1,000	471	1,000
Residential 1-4 Family - Revolving	3,309	2,518	2,326	3,309	2,326
Auto	2,796	3,463	2,703	2,796	2,703
Consumer	700	385	517	700	517
Other Commercial	2	289	3,545	2	3,545
LHFI 30-59 days past due	$19,566	$19,162	$21,958	$19,566	$21,958
Construction and land development	$369	$155	$386	369	386
Commercial real estate - owner occupied	1,306	72	1,902	1,306	1,902
Commercial real estate - non-owner occupied	6,875	—	797	6,875	797
Multifamily real estate	135	632	150	135	150
Commercial & Industrial	549	192	576	549	576
Residential 1-4 Family - Commercial	736	689	67	736	67
Residential 1-4 Family - Consumer	6,950	1,960	1,775	6,950	1,775
Residential 1-4 Family - Revolving	2,672	795	602	2,672	602
Auto	468	565	339	468	339
Consumer	182	309	164	182	164
Other Commercial	185	—	—	185	—
LHFI 60-89 days past due	$20,427	$5,369	$6,758	$20,427	$6,758

Past Due and still accruing	$55,167	$40,151	$40,587	$55,167	$40,587
Past Due and still accruing / total LHFI	0.30%	0.22%	0.27%	0.30%	0.27%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$182,932	$184,534	$151,941	$515,290	$457,469
FTE adjustment	3,899	3,814	3,744	11,436	11,198
Net interest income (FTE) (non-GAAP)	$186,831	$188,348	$155,685	$526,726	$468,667
Noninterest income (GAAP)	34,286	23,812	27,094	83,651	60,918
Total revenue (FTE) (non-GAAP)	$221,117	$212,160	$182,779	$610,377	$529,585

Average earning assets	$21,983,946	$21,925,128	$18,462,505	$21,003,082	$18,264,957
Net interest margin	3.31%	3.39%	3.27%	3.28%	3.35%
Net interest margin (FTE)	3.38%	3.46%	3.35%	3.35%	3.43%

Tangible Assets (2)
Ending assets (GAAP)	$24,803,723	$24,761,413	$20,736,236	$24,803,723	$20,736,236
Less: Ending goodwill	1,212,710	1,207,484	925,211	1,212,710	925,211
Less: Ending amortizable intangibles	90,176	95,980	21,277	90,176	21,277
Ending tangible assets (non-GAAP)	$23,500,837	$23,457,949	$19,789,748	$23,500,837	$19,789,748

Tangible Common Equity (2)
Ending equity (GAAP)	$3,182,416	$3,043,686	$2,388,801	$3,182,416	$2,388,801
Less: Ending goodwill	1,212,710	1,207,484	925,211	1,212,710	925,211
Less: Ending amortizable intangibles	90,176	95,980	21,277	90,176	21,277
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,713,173	$1,573,865	$1,275,956	$1,713,173	$1,275,956

Average equity (GAAP)	$3,112,509	$3,021,929	$2,446,902	$2,901,666	$2,443,833
Less: Average goodwill	1,209,590	1,208,588	925,211	1,114,810	925,211
Less: Average amortizable intangibles	93,001	97,109	22,342	69,522	23,881
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,643,562	$1,549,876	$1,332,993	$1,550,978	$1,328,385

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$73,448	$22,194	$51,050	$142,445	$136,010
Plus: Amortization of intangibles, tax effected	4,585	4,736	1,732	10,817	5,283
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$78,033	$26,930	$52,782	$153,262	$141,293

Return on average tangible common equity (ROTCE)	18.89%	6.99%	15.71%	13.20%	14.22%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/24	6/30/24	9/30/23	9/30/24	9/30/23
Operating Measures (4)
Net income (GAAP)	$76,415	$25,161	$54,017	$151,346	$144,911
Plus: Merger-related costs, net of tax	1,085	24,236	1,965	26,884	1,965
Plus: Strategic cost saving initiatives, net of tax	—	—	6,851	—	9,959
Plus: FDIC special assessment, net of tax	—	—	—	664	—
Plus: Legal reserve, net of tax	—	—	—	—	3,950
Plus: Deferred tax asset write-down	—	4,774	—	4,774	—
Less: Gain (loss) on sale of securities, net of tax	3	(5,148)	(21,799)	(5,143)	(32,384)
Less: Gain on sale-leaseback transaction, net of tax	—	—	21,883	—	21,883
Adjusted operating earnings (non-GAAP)	77,497	59,319	62,749	188,811	171,286
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Adjusted operating earnings available to common shareholders (non-GAAP)	$74,530	$56,352	$59,782	$179,910	$162,385

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$122,582	$150,005	$108,508	$377,859	$322,442
Less: Amortization of intangible assets	5,804	5,995	2,193	13,693	6,687
Less: Merger-related costs	1,353	29,778	1,993	33,005	1,993
Less: FDIC special assessment	—	—	—	840	—
Less: Strategic cost saving initiatives	—	—	8,672	—	12,607
Less: Legal reserve	—	—	—	—	5,000
Adjusted operating noninterest expense (non-GAAP)	$115,425	$114,232	$95,650	$330,321	$296,155

Noninterest income (GAAP)	$34,286	$23,812	$27,094	$83,651	$60,918
Less: Gain (loss) on sale of securities	4	(6,516)	(27,594)	(6,510)	(40,992)
Less: Gain on sale-leaseback transaction	—	—	27,700	—	27,700
Adjusted operating noninterest income (non-GAAP)	$34,282	$30,328	$26,988	$90,161	$74,210

Net interest income (FTE) (non-GAAP) (1)	$186,831	$188,348	$155,685	$526,726	$468,667
Adjusted operating noninterest income (non-GAAP)	34,282	30,328	26,988	90,161	74,210
Total adjusted revenue (FTE) (non-GAAP) (1)	$221,113	$218,676	$182,673	$616,887	$542,877

Efficiency ratio	56.43%	72.00%	60.61%	63.09%	62.20%
Efficiency ratio (FTE) (1)	55.44%	70.70%	59.37%	61.91%	60.89%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.20%	52.24%	52.36%	53.55%	54.55%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$77,497	$59,319	$62,749	$188,811	$171,286

Average assets (GAAP)	$24,613,518	$24,620,198	$20,596,189	$23,489,608	$20,397,518
Return on average assets (ROA) (GAAP)	1.24%	0.41%	1.04%	0.86%	0.95%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.25%	0.97%	1.21%	1.07%	1.12%

Average equity (GAAP)	$3,112,509	$3,021,929	$2,446,902	$2,901,666	$2,443,833
Return on average equity (ROE) (GAAP)	9.77%	3.35%	8.76%	6.97%	7.93%
Adjusted operating return on average equity (ROE) (non-GAAP)	9.91%	7.90%	10.17%	8.69%	9.37%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$74,530	$56,352	$59,782	$179,910	$162,385
Plus: Amortization of intangibles, tax effected	4,585	4,736	1,732	10,817	5,283
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$79,115	$61,088	$61,514	$190,727	$167,668

Average tangible common equity (non-GAAP)	$1,643,562	$1,549,876	$1,332,993	$1,550,978	$1,328,385
Adjusted operating return on average tangible common equity (non-GAAP)	19.15%	15.85%	18.31%	16.43%	16.88%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$76,415	$25,161	$54,017	$151,346	$144,911
Plus: Provision for credit losses	2,603	21,751	4,991	32,592	22,911
Plus: Income tax expense	15,618	11,429	11,519	37,144	28,123
Plus: Merger-related costs	1,353	29,778	1,993	33,005	1,993
Plus: Strategic cost saving initiatives	—	—	8,672	—	12,607
Plus: FDIC special assessment	—	—	—	840	—
Plus: Legal reserve	—	—	—	—	5,000
Less: Gain (loss) on sale of securities, net of tax	4	(6,516)	(27,594)	(6,510)	(40,992)
Less: Gain on sale-leaseback transaction	—	—	27,700	—	27,700
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$95,985	$94,635	$81,086	$261,437	$228,837
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$93,018	$91,668	$78,119	$252,536	$219,936

Weighted average common shares outstanding, diluted	89,780,531	89,768,466	74,999,128	84,933,213	74,943,999
Pre-tax pre-provision earnings per common share, diluted	$1.04	$1.02	$1.04	$2.97	$2.93

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/24	6/30/24	9/30/23	9/30/24	9/30/23
Mortgage Origination Held for Sale Volume
Refinance Volume	$4,285	$4,234	$2,239	$14,157	$9,767
Purchase Volume	56,634	48,487	35,815	136,889	100,175
Total Mortgage loan originations held for sale	$60,919	$52,721	$38,054	$151,046	$109,942
% of originations held for sale that are refinances	7.0%	8.0%	5.9%	9.4%	8.9%

Wealth
Assets under management	$6,826,123	$6,487,087	$4,675,523	$6,826,123	$4,675,523

Other Data
End of period full-time equivalent employees	2,122	2,083	1,788	2,122	1,788
Number of full-service branches	129	129	109	129	109
Number of automatic transaction machines (ATMs)	149	149	123	149	123

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)	These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, merger-related costs, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions and charges for exiting leases), FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, deferred tax asset write-down, gain (loss) on sale of securities, and gain on sale-leaseback transaction. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations.
(5)	All ratios at September 30, 2024 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, FDIC special assessments, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions and charges for exiting leases), legal reserves associated with our previously disclosed settlement with the CFPB, gain (loss) on sale of securities, and gain on sale-leaseback transaction. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions and charges for exiting leases), FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, gain (loss) on sale of securities, and gain on sale-leaseback transaction. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2024	2023	2023
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$232,222	$196,754	$233,526
Interest-bearing deposits in other banks	291,163	167,601	159,718
Federal funds sold	4,685	13,776	5,701
Total cash and cash equivalents	528,070	378,131	398,945
Securities available for sale, at fair value	2,608,182	2,231,261	2,084,928
Securities held to maturity, at carrying value	807,080	837,378	843,269
Restricted stock, at cost	117,881	115,472	104,785
Loans held for sale	11,078	6,710	6,608
Loans held for investment, net of deferred fees and costs	18,337,299	15,635,043	15,283,620
Less: allowance for loan and lease losses	160,685	132,182	125,627
Total loans held for investment, net	18,176,614	15,502,861	15,157,993
Premises and equipment, net	115,093	90,959	94,510
Goodwill	1,212,710	925,211	925,211
Amortizable intangibles, net	90,176	19,183	21,277
Bank owned life insurance	489,759	452,565	449,452
Other assets	647,080	606,466	649,258
Total assets	$24,803,723	$21,166,197	$20,736,236
LIABILITIES
Noninterest-bearing demand deposits	$4,422,909	$3,963,181	$4,144,949
Interest-bearing deposits	15,882,378	12,854,948	12,641,556
Total deposits	20,305,287	16,818,129	16,786,505
Securities sold under agreements to repurchase	59,227	110,833	134,936
Other short-term borrowings	375,000	810,000	495,000
Long-term borrowings	417,937	391,025	390,733
Other liabilities	463,856	479,883	540,261
Total liabilities	21,621,307	18,609,870	18,347,435
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	118,494	99,147	99,120
Additional paid-in capital	2,277,024	1,782,286	1,779,281
Retained earnings	1,079,032	1,018,070	988,133
Accumulated other comprehensive loss	(292,307)	(343,349)	(477,906)
Total stockholders' equity	3,182,416	2,556,327	2,388,801
Total liabilities and stockholders' equity	$24,803,723	$21,166,197	$20,736,236

Common shares outstanding	89,774,392	75,023,327	74,997,132
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Interest and dividend income:
Interest and fees on loans	$291,089	$285,198	$221,380	$810,886	$616,544
Interest on deposits in other banks	1,060	2,637	1,309	4,977	3,815
Interest and dividends on securities:
Taxable	24,247	24,886	16,055	68,012	48,373
Nontaxable	8,132	8,167	8,415	24,455	26,220
Total interest and dividend income	324,528	320,888	247,159	908,330	694,952
Interest expense:
Interest on deposits	130,216	122,504	83,590	354,584	200,690
Interest on short-term borrowings	5,698	8,190	6,499	22,049	22,106
Interest on long-term borrowings	5,682	5,660	5,129	16,407	14,687
Total interest expense	141,596	136,354	95,218	393,040	237,483
Net interest income	182,932	184,534	151,941	515,290	457,469
Provision for credit losses	2,603	21,751	4,991	32,592	22,911
Net interest income after provision for credit losses	180,329	162,783	146,950	482,698	434,558
Noninterest income:
Service charges on deposit accounts	9,792	9,086	8,557	27,447	24,577
Other service charges, commissions and fees	2,002	1,967	2,632	5,700	6,071
Interchange fees	3,371	3,126	2,314	8,791	7,098
Fiduciary and asset management fees	6,858	6,907	4,549	18,603	13,169
Mortgage banking income	1,214	1,193	666	3,274	1,969
Gain (loss) on sale of securities	4	(6,516)	(27,594)	(6,510)	(40,992)
Bank owned life insurance income	5,037	3,791	2,973	12,074	8,671
Loan-related interest rate swap fees	1,503	1,634	2,695	4,353	6,450
Other operating income	4,505	2,624	30,302	9,919	33,905
Total noninterest income	34,286	23,812	27,094	83,651	60,918
Noninterest expenses:
Salaries and benefits	69,454	68,531	57,449	199,867	179,996
Occupancy expenses	7,806	7,836	6,053	22,267	18,503
Furniture and equipment expenses	3,685	3,805	3,449	10,799	10,765
Technology and data processing	9,737	10,274	7,923	28,138	24,631
Professional services	3,994	4,377	3,291	11,452	11,138
Marketing and advertising expense	3,308	2,983	2,219	8,609	7,387
FDIC assessment premiums and other insurance	5,282	4,675	4,258	15,099	12,231
Franchise and other taxes	5,256	5,013	4,510	14,770	13,508
Loan-related expenses	1,445	1,275	1,388	4,043	4,560
Amortization of intangible assets	5,804	5,995	2,193	13,693	6,687
Merger-related costs	1,353	29,778	1,993	33,005	1,993
Other expenses	5,458	5,463	13,782	16,117	31,043
Total noninterest expenses	122,582	150,005	108,508	377,859	322,442
Income before income taxes	92,033	36,590	65,536	188,490	173,034
Income tax expense	15,618	11,429	11,519	37,144	28,123
Net Income	$76,415	$25,161	$54,017	$151,346	$144,911
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$73,448	$22,194	$51,050	$142,445	$136,010

Basic earnings per common share	$0.82	$0.25	$0.68	$1.68	$1.81
Diluted earnings per common share	$0.82	$0.25	$0.68	$1.68	$1.81

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	September 30, 2024			June 30, 2024
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$2,248,207	$24,247	4.29%	$2,221,486	$24,886	4.51%
Tax-exempt	1,253,672	10,293	3.27%	1,255,404	10,338	3.31%
Total securities	3,501,879	34,540	3.92%	3,476,890	35,224	4.07%
LHFI, net of deferred fees and costs (3)(4)	18,320,122	292,469	6.35%	18,154,673	286,391	6.34%
Other earning assets	161,945	1,418	3.48%	293,565	3,087	4.23%
Total earning assets	21,983,946	$328,427	5.94%	21,925,128	$324,702	5.96%
Allowance for loan and lease losses	(159,023)			(157,204)
Total non-earning assets	2,788,595			2,852,274
Total assets	$24,613,518			$24,620,198

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$9,932,247	$74,996	3.00%	$10,117,794	$74,833	2.97%
Regular savings	1,046,511	579	0.22%	1,076,411	555	0.21%
Time deposits (5)	4,758,039	54,641	4.57%	4,243,344	47,116	4.47%
Total interest-bearing deposits	15,736,797	130,216	3.29%	15,437,549	122,504	3.19%
Other borrowings (6)	855,306	11,380	5.29%	1,043,297	13,850	5.34%
Total interest-bearing liabilities	$16,592,103	$141,596	3.40%	$16,480,846	$136,354	3.33%

Noninterest-bearing liabilities:
Demand deposits	4,437,361			4,596,129
Other liabilities	471,545			521,294
Total liabilities	21,501,009			21,598,269
Stockholders' equity	3,112,509			3,021,929
Total liabilities and stockholders' equity	$24,613,518			$24,620,198

Net interest income (FTE)		$186,831			$188,348

Interest rate spread			2.54%			2.63%
Cost of funds			2.56%			2.50%
Net interest margin (FTE)			3.38%			3.46%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $13.9 million and $15.7 million for the three months ended September 30, 2024 and June 30, 2024, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes $913,000 and $1.0 million for the three months ended September 30, 2024 and June 30, 2024, respectively, in accretion of the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $288,000 and $285,000 for the three months ended September 30, 2024 and June 30, 2024, respectively, in amortization of the fair market value adjustments related to acquisitions.